                                                                  EXHIBIT 99.d.2

                        NUVEEN BROKER-DEALER AGREEMENT
                   Basic Terms for Acting as a Broker-Dealer
                   -----------------------------------------

                               November 1, 1993


         These basic terms ("Basic Terms") set forth the general terms and conditions pursuant to which a broker-dealer identified in an Acceptance Letter (together with its successors and assigns, a "BD") will act as a broker-dealer for Municipal Auction Rate Cumulative Preferred Stock or Shares issued by investment companies, now or hereafter organized, registered under the Investment Company Act of 1940, as amended, as further identified by the Request Letters (the "Funds"), for which Nuveen Advisory Corp. (the "Adviser") is the investment adviser.

--------------------------------------------------------------------------------

         Each Fund has issued or may issue shares of MuniPreferred, pursuant to its Articles of Incorporation or Declaration of Trust, as amended or supplemented by the Statement of such Fund. A bank or trust company specified in the Request Letter will act as the auction agent (the "Auction Agent") of such Fund pursuant to authority granted it in the Auction Agency Agreement.

         The Statement of each Fund will provide that, for each Subsequent Rate Period of any series of MuniPreferred of such Fund then outstanding, the Applicable Rate for such series for such Subsequent Rate Period shall, except under certain conditions, be the rate per annum that the Auction Agent of such Fund advises results from implementation of the Auction Procedures for such series. The Board of Directors or Board of Trustees, as the case may be, of each Fund will adopt a resolution appointing the Auction Agent as auction agent for purposes of the Auction Procedures for each series of MuniPreferred of such Fund.

         The Auction Procedures of each Fund will require the participation of one or more Broker-Dealers for each series of MuniPreferred of such Fund. BD will act as a Broker-Dealer for each series of MuniPreferred of each Fund identified in a Request Letter.

     1.  Definitions and Rules of Construction.
         -------------------------------------

         1.1.  Terms Defined by Reference to Statement.
               ---------------------------------------

         Capitalized terms not defined herein shall have the respective meanings specified in the Statement of the relevant Fund.

         1.2.  Terms Defined Herein.
               --------------------

         As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:
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         (a) "Acceptance Letter" shall mean the letter from Adviser to BD pursuant to which the Adviser appoints BD as a Broker Dealer for each series of MuniPreferred issued by any Fund that has executed a Request Letter.

         (b) "Agreement", with respect to any Fund, shall mean the Basic Terms, together with the Acceptance Letter and the Request Letter relating to one or more series of MuniPreferred of such Fund and any other substantially similar agreement among such Fund, the Adviser, any Auction Agent for such Fund and/or BD.

         (c) "Auction" shall have the meaning specified in Section 2.1 hereof.

         (d) "Auction Agency Agreement", with respect to any Fund, shall mean the Auction Agency Agreement between such Fund and the Auction Agent relating to one or more series of MuniPreferred of such Fund.

         (e) "Auction Procedures", with respect to any Fund, shall mean the auction procedures constituting Part II of the form of Statement of such Fund as of the filing thereof.

         (f) "Authorized Officer" of an Auction Agent shall mean each Senior Vice President, Vice President, Assistant Vice President, Assistant Treasurer and Assistant Secretary of such Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of such Auction Agent designated as an "Authorized Officer" for purposes of the Agreement in a communication to BD.

         (g) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of the Agreement in a communication to any Auction Agent.

         (h) "MuniPreferred" shall mean the preferred stock or shares, par value $.01 per share, of any Fund designated as its "Municipal Auction Rate Cumulative Preferred Stock" or "Municipal Auction Rate Cumulative Preferred Shares" and bearing such further designation as to series as the Board of Directors or Board of Trustees, as the case may be, of such Fund or any committee thereof shall specify, as set forth in a Request Letter.

         (i) "Request Letter", with respect to any Fund, shall mean the letter from such Fund to the Adviser and the Auction Agent for such Fund pursuant to which such Fund appoints BD as a Broker-Dealer for each series of MuniPreferred of such Fund.

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          (j) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

          (k) "Statement", with respect to any Fund, shall mean the Statement Establishing and Fixing the Rights and Preferences of, and authorizing the issuance of, one or more series of Municipal Auction Rate Cumulative Preferred Stock or Municipal Auction Rate Cumulative Preferred Shares, as filed by such Fund with the office of the Secretary of State or other officer of the state where such Fund was incorporated or organized, a copy of which will be attached to the Request Letter of such Fund.

          1.3. Rules of Construction.
               ---------------------

          Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of each Agreement:

          (a) Words importing the singular number shall include the plural number and vice versa.

          (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of such Agreement nor shall they affect its meaning, construction or effect.

          (c) The words "hereof", "herein", "hereto", and other words of similar import refer to such Agreement as a whole.

          (d) All references herein to a particular time of day shall be to New York City time.

     2.   The Auction.
          -----------

          2.1.  Purpose; Incorporation by Reference of Auction Procedures and
                -------------------------------------------------------------
Settlement Procedures.
---------------------

          (a) The provisions of the Auction Procedures of any Fund will be followed by the Auction Agent of such Fund for the purpose of determining the Applicable Rate for any Subsequent Rate Period of any series of MuniPreferred of such Fund for which the Applicable Rate is to be determined by an Auction. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

          (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

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          (c) BD agrees to act as, and assumes the obligations of, and limitations and restrictions placed upon, a Broker-Dealer under each Agreement for each series of MuniPreferred. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in the Auction Procedures may execute Agreements and participate as Broker-Dealers in Auctions.

          2.2. Preparation for Each Auction.
               ----------------------------

          (a) Not later than 9:30 A.M. on each Auction Date for any series of MuniPreferred, the Auction Agent for such series shall advise the Broker-Dealers for such series by telephone of the maximum Rate therefor and the Reference Rate(s) and Treasury Note Rate(s), as the case may be, used in determining such Maximum Rate.

          (b) In the event that any Auction Date for any series of MuniPreferred shall be changed after the Auction Agent for such series has given the notice referred to in clause (vi) of paragraph (a) of the Settlement Procedures, or after the notice referred to in Section 2.5(a) hereof, if applicable, such Auction Agent, by such means as such Auction Agent deems practicable, shall give notice of such change to BD, if it is a Broker-Dealer for such series, not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date.

          (c) For purposes of maintaining its list of Existing Holders, the Auction Agent for any series of MuniPreferred from time to time may request any Broker-Dealer to provide such Auction Agent with a list of Persons who such Broker-Dealer believes should be Existing Holders based upon inquiries of those Persons such Broker-Dealer believes are Beneficial owners as a result of the most recent Auction and with respect to each such Person, the number of shares of such series of MuniPreferred such Broker-Dealer believes are owned by such Person. BD shall comply with any such request relating to a series of MuniPreferred in respect of which BD was named a Broker-Dealer, and the Auction Agent shall keep confidential any such information so provided by BD and shall not disclose any information so provided by BD to any Person other than the Fund and BD.

          (d) BD agrees to maintain a list of customers relating to a series of MuniPreferred and to use its best efforts, subject to existing laws and regulations, to contact the customers on such list whom BD believes may be interested in participating in the Auction on each Auction Date, as a Potential Holder or a Potential Beneficial owner, for the purposes set forth in the Auction Procedures. Nothing herein shall require BD to submit an Order for any customer in any Auction.

          (e) The Auction Agent's registry of Existing Holders of shares of a series of MuniPreferred shall be conclusive and binding on BD. BD may inquire of the Auction Agent between 3:00 P.M. on the Business Day preceding an Auction for shares of a series of MuniPreferred and 9:30 A.M. on the Auction Date for such Auction to ascertain the number of shares of such series in respect of which the Auction Agent has determined BD to be an

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Existing Holder. If BD believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to BD's inquiry, BD may so inform the Auction Agent of that belief. BD shall not, in its capacity as Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to BD's inquiry.

          2.3.  Auction Schedule; Method of Submission of Orders.
                ------------------------------------------------

          (a) Each Fund and the Auction Agent for such Fund shall conduct Auctions for MuniPreferred in accordance with the schedule set forth below. Such schedule with respect to any series of MuniPreferred of any Fund may be changed by the Auction Agent for such series with the consent of such Fund, which consent shall not be unreasonably withheld. Such Auction Agent shall give written notice of any such change to each Broker-Dealer of such series. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which such change shall be effective.

           Time                              Event
           ----                              -----

By 9:30 A.M.                 Auction Agent for such series advises such
                             Fund and the Broker-Dealers for such series of the applicable Maximum Rate and the Reference Rate(s) and Treasury Note
                             Rate(s), as the case may be, used in
                             determining such Maximum Rate as set
                             forth in Section 2.2(a) hereof.

9:30 A.M. - 1:30 P.M.        Auction Agent assembles information
                             communicated to it by Broker-Dealers as
                             provided in Section 2(a) of the Auction
                             Procedures of such Fund. Submission
                             Deadline is 1:30 P.M.

Not earlier than 1:30 P.M.   Auction Agent makes determinations
                             pursuant to Section 3(a) of the Auction
                             Procedures of such Fund.

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           Time                                  Event
           ----                                  -----

By approximately 3:00 P.M.   Auction Agent advises Fund of results of Auction as
                             provided in Section 3(b) of the Auction Procedures of such Fund.

                             Submitted Bids and Submitted Sell Orders are accepted and rejected and shares of such series of MuniPreferred allocated as provided in Section 4 of the Auction Procedures of such Fund.

                             Auction Agent gives notice of Auction results as set forth in Section 2.4(a) hereof.

          (b) BD shall submit orders to the appropriate Auction Agent in writing substantially in the form attached hereto as Exhibit B. BD shall submit a separate Order to such Auction Agent for each Potential Holder or Existing Holder with respect to whom BD is submitting an order and shall not otherwise net or aggregate such Orders prior to their submission to such Auction Agent.

          (c) BD shall deliver to the appropriate Auction Agent (i) a written notice in substantially the form attached hereto as Exhibit C of transfers of shares of MuniPreferred to BD from another Person other than pursuant to an Auction and (ii) a written notice substantially in the form attached hereto as Exhibit D, of the failure of any shares of MuniPreferred to be transferred to or by any Person that purchased or sold shares of MuniPreferred through BD pursuant to an Auction. Such Auction Agent is not required to accept any such notice described in clause (i) for an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day preceding such Auction.

          (d) BD and other Broker-Dealers may submit Orders in Auctions for their own accounts (including orders for their own accounts where the Order is placed beneficially for a customer) unless the relevant Fund shall have notified BD and all other Broker-Dealers that they may no longer do so, in which case Broker-Dealers may continue to submit Hold Orders and Sell orders for their own accounts.

          (e) BD agrees to handle its customers' orders in accordance with its duties under applicable securities laws and rules.

          (f) To the extent that pursuant to Section 4 of the Auction Procedures of any Fund, BD continues to hold, sells, or purchases a number of shares that is fewer than the number of shares in an Order submitted by BD to the Auction Agent in which BD designated itself as an Existing Holder or Potential Holder in respect of customer orders, BD shall make appropriate pro rata allocations among its customers for which it submitted Orders of similar tenor. If as a result of such allocations, any Beneficial Owner would be entitled or required to sell, or any Potential Beneficial Owner would be entitled or required to purchase, a fraction of a share of MuniPreferred on any Auction Date, BD shall, in such manner as it shall determine in its sole discretion, round up or down the number of shares of MuniPreferred to be purchased or sold on such Auction Date by any Beneficial Owner or Potential Beneficial Owner on whose behalf BD submitted an Order so that the number of shares so purchased or sold by each such Beneficial Owner or Potential Beneficial Owner on such Auction Date shall be whole shares of MuniPreferred.

          2.4. Notices.
               -------

          (a) On each Auction Date for any series of MuniPreferred, the Auction Agent for such series shall notify BD, if BD is a Broker-Dealer of such series, by telephone of the results of the Auction as set forth in paragraph (a) of the Settlement Procedures. By approximately 11:30 A.M. on the Business Day next succeeding such Auction Date, the relevant Auction Agent shall confirm to BD in writing the disposition of all Orders submitted by BD in such Auction.

          (b) BD shall notify each Existing Holder, Potential Holder, Beneficial Owner or Potential Beneficial Owner of shares of MuniPreferred with respect to whom BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement Procedures.

          2.5. Designation of Special Rate Period.
               ----------------------------------

          (a) If any Fund delivers to its Auction Agent a notice of the Auction Date for any series of MuniPreferred of such Fund for a Rate Period thereof that next succeeds a Rate Period that is not a Minimum Rate Period in the form of Exhibit C to the Auction Agency Agreement, and BD is a Broker-Dealer of such series, the Auction Agent shall deliver such notice to BD as promptly as practicable after its receipt of such notice from such Fund.

          (b) If the Board of Directors or Board of Trustees, as the case may be, of any Fund proposes to designate any succeeding Subsequent Rate Period of any series of MuniPreferred of such Fund as a Special Rate Period and such Fund delivers to its Auction Agent a notice of such proposed Special Rate Period in the form of Exhibit D to the Auction Agency Agreement, and BD is a Broker-Dealer for such series, such Auction Agent shall deliver such notice to BD as promptly as practicable after its receipt of such notice from the Fund.

          (c) If the Board of Directors or Board of Trustees, as the case may be, of any Fund determines to designate such succeeding Subsequent Rate Period as a Special Rate Period, and such Fund delivers to its Auction Agent a notice of such Special Rate Period in the form of Exhibit E to the Auction Agency Agreement not later than 11:00 A.M. on the second Business Day next preceding the first day of such Rate Period (or by such later time or date, or both, as may be agreed to by such Auction Agent), and BD is a Broker-Dealer for such series, such Auction Agent shall deliver such notice to BD not later than 3:00 P.M. on such second Business Day (or, if such Auction Agent has agreed to a later time or date, as promptly as practicable thereafter).

          (d) If any Fund shall deliver to its Auction Agent a notice not later than 11:00 A.M. on the second Business Day next preceding the first day of any Rate Period (or by such later time or date, or both, as may be agreed to by such Auction Agent) stating that such Fund has determined not to exercise its option to designate such succeeding Subsequent Rate Period as a Special Rate Period, in the form of Exhibit F to the Auction Agency Agreement, or shall fail to timely deliver either such notice or a notice in the form of Exhibit E to the Auction Agency Agreement, and BD is a Broker-Dealer for such series, such Auction Agent shall deliver a notice in the form of Exhibit F to the Auction Agency Agreement to BD not later than 3:00 P.M. on such second Business Day (or, if such Auction Agent has agreed to a later time or date, as promptly as practicable thereafter).

          2.6.  Allocation of Taxable Income.
                ----------------------------

          If any Fund delivers to its Auction Agent a notice in the form of
Exhibit I to the Auction Agency Agreement designating all or a portion of any dividend on shares of any series of MuniPreferred of such Fund to consist of net capital gains or other income taxable for Federal income tax purposes, and BD is a Broker-Dealer for such series, such Auction Agent shall deliver such notice to BD on the Business Day following its receipt of such notice from such Fund. On or prior to the Auction Date referred to in such notice, BD will contact each of its customers that is a Beneficial Owner of shares of such series of muniPreferred or a Potential Beneficial Owner of shares of such series of MuniPreferred interested in submitting an Order in the Auction to be held on such Auction Date, and BD will notify such Beneficial Owners and Potential Beneficial Owners of the contents of such notice. BD will be deemed to have notified such Beneficial Owners and Potential Beneficial Owners if, for each of them, (i) BD makes a reasonable effort to contact such Beneficial Owner or Potential Beneficial Owner by telephone, and (ii) upon failing to contact such Beneficial Owner or Potential Beneficial Owner by telephone BD mails written notification to such Beneficial Owner or Potential Beneficial Owner at the mailing address indicated in the account records of BD.

          The Auction Agent for any series of MuniPreferred shall be required to notify BD if it is a Broker-Dealer for such series within two Business Days after each Auction of such series that involves an allocation of income taxable for Federal income tax purposes as to the dollar amount per share of such taxable income and income exempt from Federal income taxation included in the related dividend.

          2.7.  Failure to Deposit.
                ------------------

          (a)  If:

             (i) any Failure to Deposit shall have occurred with respect to shares of any series of MuniPreferred of any Fund during any Rate Period thereof (other than any Special Rate Period of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), but, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with
    Section 2.7 of the Auction Agency Agreement and such Fund shall have paid to the Auction Agent for such series the applicable Late Charge as described in
    Section 2.7 of the Auction Agency Agreement,

then, if BD is a Broker-Dealer for such series, such Auction Agent shall deliver a notice in the form of Exhibit G to the Auction Agency Agreement by first-class mail, postage prepaid, to BD not later than one Business Day after its receipt of the payment from such Fund curing such Failure to Deposit and such Late Charge.

         (b)  If:

             (i) any Failure to Deposit shall have occurred with respect to shares of any series of MuniPreferred of any Fund during any Rate Period thereof (other than any Special Rate Period of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred but has not been cured), and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured as described in Section 2.7 of the Auction Agency Agreement or such Fund shall not have paid to the Auction Agent for such series the applicable Late Charge described in Section 2.7 of the Auction Agency Agreement; or

             (ii) any Failure to Deposit shall have occurred with respect to shares of any series of MuniPreferred of any Fund during a Special Rate Period thereof of more than 364 Rate Period Days, or during any Rate Period thereof succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured, and, prior to 12:00 noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, such Failure to Deposit shall not have been cured as described in
    Section 2.7 of the Auction Agency Agreement or such Fund shall not have paid to the Auction Agent for such series the applicable Late Charge described in
    Section 2.7 of the Auction Agency Agreement;

then such Auction Agent shall deliver a notice in the form of Exhibit H to the Auction Agency Agreement to the Broker-Dealers for such series not later than one Business Day after the receipt of the payment from such Fund curing such Failure to Deposit and such Late Charge.

          2.8. Service Charge to be Paid to BD.
               -------------------------------

          On the Business Day next succeeding each Auction Date for any series of MuniPreferred specified in, or on Schedule A to, the Request Letter of any Fund, the Auction Agent for such series shall pay to BD from moneys received from such Fund an amount equal to the product of (a) (i) in the case of any Auction Date immediately preceding a Rate Period of such series consisting of 364 Rate Period Days or fewer, 1/4 of 1%, or (ii) in the case of any Auction Date immediately preceding a Rate Period of such series consisting of more than 364 Rate Period Days, such percentage as may be agreed upon by such Fund and BD with respect to such Rate Period, times (b) a fraction, the numerator of which is the number of Rate Period Days in the Rate Period therefor beginning on such Business Day and the denominator of which is 365 if such Rate Period consists of 7 Rate Period Days and 360 for all other Rate Periods, times (c) $25,000 times
(d) the sum of (i) the aggregate number of shares of such series placed by BD in such Auction that were (A) the subject of Submitted Bids of Existing Holders submitted by BD and continued to be held as a result of such submission and (B) the subject of Submitted Bids of Potential Holders submitted by BD and purchased as a result of such submission plus (ii) the aggregate number of shares of such series subject to valid Hold Orders (determined in accordance with paragraph (d) of Section 2 of the Auction Procedures) submitted to the Auction Agent by BD plus (iii) the number of shares of MuniPreferred deemed to be subject to Hold Orders of Existing Holders pursuant to paragraph (c) of Section 2 of the Auction Procedures of such Fund that were acquired by BD for its own account or were acquired by BD for its customers who are Beneficial Owners.

          For purposes of subclause (d)(iii) of the foregoing paragraph, if any Existing Holder or Beneficial Owner who acquired shares of any series of MuniPreferred through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD; provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

          2.9. Settlement.
               ----------

          (a) if any Existing Holder or Beneficial Owner with respect to whom BD has submitted a Bid or Sell Order for shares of MuniPreferred of any series that was accepted in whole or in part fails to instruct its Agent Member to deliver the shares of MuniPreferred subject to such Bid or Sell Order against payment therefor, BD, if it knows the identity of such Agent Member, shall instruct such Agent Member to deliver such shares against payment therefor and, if such Agent Member fails to comply with such instructions, BD may deliver to the Potential Holder or Potential Beneficial Owner with respect to whom BD submitted a Bid for shares of MuniPreferred of such series that was accepted in whole or in part a number of shares of MuniPreferred of such series that is less than the number of shares of MuniPreferred of such series specified in such Bid to be purchased by such Potential Holder or Potential Beneficial Owner.

          (b) Neither the Auction Agent nor the Fund shall have any responsibility or liability with respect to the failure of an Existing Holder, Beneficial Owner, Potential Holder or Potential Beneficial Owner or its respective Agent Member to deliver shares of MuniPreferred of any series or to pay for shares of MuniPreferred of any series sold or purchased pursuant to the Auction Procedures or otherwise.

          (c) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event BD is an Existing Holder with respect to shares of a series of MuniPreferred and the Auction Procedures provide that BD shall be deemed to have submitted a Sell Order in an Auction with respect to such shares if BD fails to submit an Order in that Auction with respect to such shares, BD shall have no liability to any Person for failing to sell such shares pursuant to such a deemed Sell Order if (i) such shares were transferred by the beneficial owner thereof without notification of such transfer in compliance with the Auction Procedures or (ii) BD has indicated to the Auction Agent pursuant to Section 2.2(e) of this Agreement that, according to BD's records, BD is not the Existing Holder of such shares.

          (d) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of shares of a series of MuniPreferred with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of shares of MuniPreferred that have been made in respect of Potential Holders, or Potential Beneficial Owners' Submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

          (e) Notwithstanding the foregoing terms of this Section, any delivery or non-delivery of shares of MuniPreferred of any series which represents any departure from the results of an Auction for shares of such series, as determined by the Auction Agent, shall be of no effect for purposes of the registry of Existing Holders maintained by the Auction Agent pursuant to the Auction Agency Agreement unless and until the Auction Agent shall have been notified of such delivery or non-delivery.

          (f) The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.9.

     3.  The Auction Agent.
         -----------------

         3.1. Duties and Responsibilities.
              ---------------------------

         (a) Each Auction Agent is acting solely as agent for the Funds with whom such Auction Agent has entered into Request Letters and owes no fiduciary duties to any other Person, other than such Funds, by reason of the Agreements to which such Auction Agent is a party.

         (b) Each Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in the Agreements to which it is a party, and no implied covenants or obligations shall be read into such Agreements against such Auction Agent.

         (c) In the absence of bad faith or negligence on its part, each Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under the Agreements to which it is a party. Each Auction Agent shall not be liable for any error of judgment made in good faith unless such Auction Agent shall have been negligent in ascertaining the pertinent facts.

         3.2. Rights of the Auction Agents.
              ----------------------------

         (a) Each Auction Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed in good faith by it to be genuine. Each Auction Agent shall not be liable for acting upon any telephone communication authorized by the Agreements to which it is a party that such Auction Agent believes in good faith to have been given by the appropriate Fund, by the Adviser or by a Broker-Dealer. Each Auction Agent may record telephone communications with the Broker-Dealers.

         (b) Each Auction Agent may consult with counsel of its choice and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) Each Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

         3.3. Auction Agents' Disclaimers.
              ---------------------------

         Each Auction Agent makes no representation as to the validity or adequacy of the Agreements to which it is a party, the Auction Agency Agreements to which it is a party or the shares of MuniPreferred of any series.

     4.  Miscellaneous.
         -------------

         4.1.  Termination.
               -----------

         Any party to any Agreement may terminate such Agreement at any time on five days' notice to the other parties to such Agreement, provided that the Fund party to such Agreement shall not terminate the Agreement unless at least one Broker-Dealer Agreement would be in effect for each series of MuniPreferred of such Fund after such termination. Each Agreement shall automatically terminate with respect to any series of MuniPreferred with respect to which the relevant Auction Agency Agreement has terminated.

         4.2.  Participant in Securities Depository; Payment of Dividends in
               -------------------------------------------------------------
Same-Day Funds.
--------------

         (a) BD is, and shall remain for the term of the Agreements, a member of, or participant in, the Securities Depository (or an affiliate of such a member or participant).

         (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the MuniPreferred available in same-day funds on each Dividend Payment Date to customers that use BD or affiliate as Agent Member.

         4.3.  Communications.
               --------------

         Except for (i) communications authorized to be by telephone by the Agreement of any Fund or the Auction Procedures of such Fund and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party under such Agreement shall be in writing (including telecopy or similar writing) and shall be given to such party, addressed to it, at its address or telecopy number set forth below:

         If to a Fund,                [Name of Fund]
         addressed:                   333 West Wacker Drive
                                      Chicago, Illinois 60606
                                      Attention: Richard J. Franke,
                                                 Chairman of the Board
                                      Telecopier No.: (312) 917-7942
                                      Telephone No.: (312) 917-7700

         If to the Adviser,           Nuveen Advisory Corp.
         addressed:                   333 West Wacker Drive
                                      Chicago, Illinois 60606
                                      Attention: Richard J. Franke,
                                                 Chairman of the Board

         If to BD, to the
           address or telecopy number
           as set forth in the Acceptance
           Letter,
         If to an Action
           Agent, to the address
           or telecopy number as set
           forth in the Request Letter,

or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of an Auction Agent by an Authorized Officer of such Auction Agent. BD may record telephone communications with any Auction Agent.

         4.4. Entire Agreement.
              ----------------

         Each Agreement contains the entire agreement among the parties thereto relating to the subject matter thereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, among the parties thereto relating to the subject matter thereof. Each Agreement supersedes any prior agreement to which BD was a party in respect of any Fund.

         4.5. Benefits.
              --------

         Nothing in any Agreement, express or implied, shall give to any person, other than the Fund party to such Agreement, the Adviser, the Auction Agent party to such Agreement and BD and their respective successors and assigns, any benefit or any legal or equitable right, remedy or claim under such Agreement.

         4.6. Amendment; Waiver.
              -----------------

         (a) Each Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

         (b) Failure of any party to any Agreement to exercise any right or remedy thereunder in the event of a breach thereof by any other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

         4.7.  Successors and Assigns.
               ----------------------

         Each Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of the Fund party to such Agreement, the Adviser, the Auction Agent party to such Agreement and BD.

         4.8.  Severability.
               ------------

If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

         4.9.  GOVERNING LAW.
               -------------

         EACH AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         4.10. Declaration of Trust.
               --------------------

         The Declaration of each Fund that is a Massachusetts business trust is on file with the Secretary of State of the Commonwealth of Massachusetts. Each Agreement to which a Fund that is a Massachusetts business trust is a party has been executed on behalf of such Fund by the Vice President and Treasurer of such Fund acting in such capacity and not individually, and the obligations of such Fund set forth in such Agreement are not binding upon any of such Fund's trustees, officers or shareholders individually, but are binding only upon the assets and property of such Fund.

                                                                       EXHIBIT A


                             SETTLEMENT PROCEDURES
                             ---------------------


================================================================================================
   [AUCTION AGENT] AUCTION BID FORM                NAME OF Broker-Dealer:
                                                                         -----------------------
                                                   AUTHORIZED
   Submit to:                                      SIGNATURE:
                                                             -----------------------------------
                                                   TOTAL NUMBER OF ORDERS ON THIS BID FORM:
                                                                                           -----
================================================================================================

                                                                       EXHIBIT B
                                                                       ---------

                                [Name of Fund]

              $_____ Municipal Auction Rate Cumulative Preferred
                         Stock [Shares], Series _____

              $_____ Municipal Auction Rate Cumulative Preferred
                         Stock [Shares], Series _____

                            AUCTION DATE: _________

ISSUE: _______________  SERIES: _________
THE UNDERSIGNED Broker-Dealer SUBMITS THE FOLLOWING ORDERS ON BEHALF OF THE
 BIDDER(S) LISTED BELOW:

====================================================================================================================================
ORDERS BY EXISTING HOLDERS-       NUMBER OF SHARES OF MUNIPREFERRED                  ORDERS BY POTENTIAL    NUMBER OF SHARES OF
                                                                                      HOLDERS-               MUNIPREFERRED

EXISTING HOLDER                   HOLD                BID/RATE             SELL      POTENTIAL HOLDER       BID/RATE
1.                                                       /                           1.                                /
   ---------------------------    ------    ---------------------------    --------     -----------------   -----------------------
2.                                                       /                           2.                                /
   ---------------------------    ------    ---------------------------    --------     -----------------   -----------------------
3.                                                       /                           3.                                /
   ---------------------------    ------    ---------------------------    --------     -----------------   -----------------------
4.                                                       /                           4.                                /
   ---------------------------    ------    ---------------------------    --------     -----------------   -----------------------
5.                                                       /                           5.                                /
   ---------------------------    ------    ---------------------------    --------     -----------------   -----------------------
6.                                                       /                           6.                                /
   ---------------------------    ------    ---------------------------    --------     -----------------   -----------------------
7.                                                       /                           7.                                /
   ---------------------------    ------    ---------------------------    --------     -----------------   -----------------------
8.                                                       /                           8.                                /
   ---------------------------    ------    ---------------------------    --------     -----------------   -----------------------
9.                                                       /                           9.                                /
   ---------------------------    ------    ---------------------------    --------     -----------------   -----------------------
10.                                                      /                           10.                   1           /
   ---------------------------    ------    ---------------------------    --------     -----------------   -----------------------
                                                                                     11.                   1           /
-----------------------------------------------------------------------------------     -----------------   -----------------------
NOTES:                                                                               12.                   1           /
------                                                                                  -----------------   -----------------------
                                                                                     13.                   1           /
1. If one or more Orders covering in the aggregate more than the number of              -----------------   -----------------------
   outstanding shares of MuniPreferred held by any Existing Holder are               14.                   1           /
   submitted, such Orders shall be considered valid in the order of priority set        -----------------   -----------------------
   forth in the Auction Procedures.                                                  15.                   1           /
                                                                                        -----------------   -----------------------
2. A Hold Order or Sell Order may be placed only by an Existing Holder covering a number of shares of MuniPreferred not greater than the number of shares of
   MuniPreferred currently held by such Existing Holder.

3. Potential Holders may make Bids only, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate specified.

4. Bids may contain no more than three figures to the right of the decimal point
   (.001 of 1%).
====================================================================================================================================

                                                                       EXHIBIT C
                                                                       ---------

                   (To be used only for transfers made to a
               Broker-Dealer other than pursuant to an Auction)

                                [NAME OF FUND]

          MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED STOCK [SHARES],
                                    SERIES_____

                                 TRANSFER FORM

We are the Broker-Dealer to whom the Existing Holder or Beneficial Owner named below transferred shares of the above series of MuniPreferred other than pursuant to an Auction. We hereby notify you that such Existing Holder or Beneficial Owner has transferred _____ shares of the above series of MuniPreferred to us.

                          -------------------------------------------------
                                      (Name of Existing Holder or
                                        Beneficial Owner)


                          -------------------------------------------------
                                      (Name of Broker-Dealer)


                          By:
                             ----------------------------------------------
                                       Printed Name:
                                       Title:

                                                                       EXHIBIT D
                                                                       ---------
              (To be used only for failures to deliver shares of
                  MuniPreferred sold pursuant to an Auction)

                                [NAME OF FUND]

          MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED STOCK [SHARES),
                                    SERIES____

                        NOTICE OF A FAILURE TO DELIVER

Complete either I or II
-----------------------

I. We are a Broker-Dealer for ____________ (the "Purchaser"), which purchased _____ shares of the above series of MuniPreferred in the Auction held on _______ from the seller of such shares.

II. We are a Broker-Dealer for ____________ (the "Seller"), which sold_______ shares of the above series of MuniPreferred in the Auction held on_____ to the purchaser of such shares.

    We hereby notify you that (check one) --

    [_] the Seller failed to deliver such shares of MuniPreferred to the Purchaser

    [_] the Purchaser failed to make payment to the Seller upon delivery of such shares of MuniPreferred

                          Name:
                               -----------------------------------
                               (Name of Broker-Dealer)

                          By:
                             -------------------------------------
                               Printed Name:
                               Title:

                   (Form of Broker-Dealer Acceptance Letter]

                             Nuveen Advisory Corp.

                                                               December __, 1993

[Broker-Dealer]
[Address]

Ladies and Gentlemen:

          Reference is made to (a) the Broker-Dealer Agreements executed by the Funds (as hereinafter defined) listed on Exhibit A hereto, Bankers Trust Company and various broker-dealers, copies of which will be made available to you upon request by Bankers Trust Company (the "Broker-Dealer Agreements") and (b) the Nuveen Broker-Dealer Agreement-Basic Terms for Acting as a Broker-Dealer dated December 14, 1993, receipt of which is hereby acknowledged by you (the "Basic Terms"). For purposes of this letter ("Acceptance Letter") (a) "Fund" shall mean any closed-end investment company registered under the Investment Company Act of 1940, as amended, for which Nuveen Advisory Corp. acts as investment adviser;
(b) except as otherwise provided below, the terms of each Broker-Dealer Agreement shall be incorporated herein by reference, and you shall be considered BD for all purposes thereof, as if you were the Broker-Dealer signatory thereto in the place of the actual Broker-Dealer signatory thereto; and (c) the Basic Terms are incorporated herein by reference, you shall be considered BD for all purposes thereof, Bankers Trust Company shall be considered the Auction Agent for all purposes thereof, and each Fund not listed on Exhibit A hereto shall be considered a Fund for all purposes thereof.

          We hereby request that you act as a Broker-Dealer for the Money Market Cumulative Preferred Stock ("MMP") of each series, and the Municipal Auction Rate Cumulative Preferred Stock or Shares ("MPS" or "MuniPreferred") of each series, of each Fund that executes a letter, substantially in the form attached hereto as Exhibit B or Exhibit C, as appropriate, appointing you as a Broker-Dealer ("Request Letter"). You hereby (a) accept such appointment as a Broker-Dealer for each series of MMP, MPS or MuniPreferred of each Fund identified in a Request Letter and (b) agree to act as BD in accordance with (1) the terms of the Broker-Dealer Agreement relating to such Fund, in the case of any Fund listed on Exhibit A hereto or (2) the Basic Terms, in the case of any other Fund; provided, however, that:

          (1) for purposes of any such Broker-Dealer Agreement or the Basic Terms, and notwithstanding any provision of any Broker-Dealer Agreement to the contrary, your address, telecopy number and telephone number for communications pursuant to such Broker-Dealer Agreement or the Basic Terms shall be as follows:

            -------------------------------------


            -------------------------------------


            -------------------------------------


            -------------------------------------



and the address, telecopy number and telephone number of the Auction Agent for communications pursuant to such Broker-Dealer or the Basic Terms shall be as follows:


            -------------------------------------

            -------------------------------------

            -------------------------------------

            -------------------------------------

          (2) notwithstanding any provision of a Broker-Dealer Agreement to the contrary, except as otherwise set forth herein, your appointment as Broker-Dealer extends to each series of MMP, MPS or MuniPreferred issued by the Fund to which such Broker-Dealer Agreement relates.

          (3) the text of Section 2.9 of each Broker-Dealer Agreement shall be deleted and the following shall be deemed to be inserted in its place:

         (a) if any Existing Holder with respect to whom BD has submitted a Bid or Sell Order for shares of MMP, MPS or MuniPreferred of any series that was accepted in whole or in part fails to instruct its Agent Member to deliver the shares of MMP, MPS or MuniPreferred subject to such Bid or Sell order against payment therefor, BD, if it knows the identity of such Agent Member, shall instruct such Agent Member to deliver such shares against payment therefor and, if such Agent Member fails to comply with such instructions, BD may deliver to the Potential Holder with respect to whom BD submitted a Bid for shares of MMP, MPS or MuniPreferred of such series that was accepted in whole or in part a number of shares of MMP, MPS or MuniPreferred of such series that is less than the number of shares of MMP, MPS, or MuniPreferred of such series specified in such Bid to be purchased by such Potential Holder.

          (b) Neither the Auction Agent nor the Fund shall have any responsibility or liability with respect to the failure of an Existing Holder or a Potential Holder or its respective Agent Member to deliver shares of MMP, MPS or MuniPreferred of any series or to pay for shares of MMP, MPS or MuniPreferred of any series sold or purchased pursuant to the Auction Procedures or otherwise.

          (c) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event BD is an Existing Holder with respect to shares of a series of MMP, MPS or MuniPreferred and the Auction Procedures provide that BD shall be deemed to have submitted a Sell Order in an Auction with respect to such shares if BD fails to submit in Order in that Auction with respect to such shares, BD shall have no liability to any Person for failing to sell such shares pursuant to such a deemed Sell Order if (i) such shares were transferred by the beneficial owner thereof without notification of such transfer in compliance with the Auction Procedures or (ii) BD has informed the Auction Agent pursuant to
    Section 2.2(g) of this Agreement that, according to BD's records, BD believes it is not the Existing Holder of such shares.

          (d) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder of shares of a series of MMP, MPS or MuniPreferred with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of shares of MMP, MPS or MuniPreferred that have been made in respect of Potential Holders' Submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders.

          (e) Notwithstanding the foregoing terms of this Section, any delivery or non-delivery of shares of MMP, MPS or MuniPreferred of any series which represents any departure from the results of an Auction for shares of such series, as determined by the Auction Agent, shall be of no effect for purposes of the registry of Existing Holders maintained by the Auction Agent pursuant to the Auction Agency Agreement unless and until the Auction Agent shall have been notified of such delivery or non-delivery.

          (f) The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.9.

          (4) a new Section 2.2(g) shall be added to each Broker-Dealer Agreement, to read as follows:

          (g) The Auction Agent's registry of Existing Holders of shares of a series of MMP, MPS or MuniPreferred shall be conclusive and binding on BD. BD may inquire of the Auction Agent between 3:00 P.M. on the Business Day preceding an Auction for shares of a series of MMP, MPS or MuniPreferred and 9:30 A.M. on the Auction Date for such Auction to ascertain the number of shares of such series in respect of which the Auction Agent has determined BD to be an Existing Holder. If BD believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to BD's inquiry, BD may so inform the Auction Agent of that belief. BD shall not, in its capacity as Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to BDs inquiry.

          (5) a new sentence shall be added to the end of Section 2.2(d) of each Broker-Dealer Agreement, to read as follows:

     Nothing contained herein shall require BD to submit an Order for any customer in any Auction.

          You hereby acknowledge that, notwithstanding any provision of any Broker-Dealer Agreement or the Basic Terms to the contrary, the Fund may (a) upon five business days' notice to the Auction Agent and you, amend, alter or repeal any of the provisions contained in any Broker-Dealer Agreement or the Basic Terms, it being understood and agreed that you shall be deemed to have accepted any such amendment, alteration or repeal if, after the expiration of such five business day period, you submit an Order to the Auction Agent in respect of the shares of MMP, MPS, MuniPreferred of the Fund or Funds to which such amendment, alteration or repeal relates, and (b) upon two business days' notice to the Auction Agent and you, exclude you from participating as a Broker-Dealer in any particular Auction for any particular series of MMP, MPS or MuniPreferred.

          This Acceptance Letter shall be deemed to form part of each Broker-Dealer Agreement and the Basic Terms.

          Capitalized terms not defined in this Acceptance Letter shall have the meanings ascribed to them in the relevant Broker-Dealer Agreement or the Basic Terms, as the case may be.

         If the foregoing terms are acceptable to you, please so indicate in the space provided below. This Acceptance Letter may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                          NUVEEN ADVISORY CORP.

                          By:
                             -------------------------------------------
                             Name: H. William Stabenow
                             Title: Vice President and Treasurer


Accepted by and Agreed to as of
the date first written above:

[Broker-Dealer]

By:
   ----------------------------
   Name:
   Title:

                      EXHIBIT A TO ACCEPTANCE LETTER
                      ------------------------------


Nuveen Performance Plus Municipal Fund, Inc.
Nuveen Municipal Advantage Fund, Inc.
Nuveen Investment Quality Municipal Fund, Inc.
Nuveen Insured Quality Municipal Fund, Inc.
Nuveen Quality Income Municipal Fund, Inc.
Nuveen Select Quality Municipal Fund, Inc.
Nuveen Insured Municipal Opportunity Fund, Inc.
Nuveen California Performance Plus Municipal Fund, Inc.
Nuveen California Municipal Market Opportunity Fund, Inc.
Nuveen California Investment Quality Municipal Fund, Inc.
Nuveen California Select Quality Municipal Fund, Inc.
Nuveen California Quality Income Municipal Fund, Inc.
Nuveen Florida Investment Quality Municipal Fund
Nuveen Florida Quality Income Municipal Fund
Nuveen Michigan Quality Income Municipal Fund, Inc.
Nuveen New Jersey Quality Income Municipal Fund, Inc.
Nuveen New York Performance Plus Municipal Fund, Inc.
Nuveen New York Municipal Market opportunity Fund, Inc.
Nuveen New York Investment Quality Municipal Fund, Inc.
Nuveen New York Select Quality Municipal Fund, Inc.
Nuveen New York Quality Income Municipal Fund, Inc.
Nuveen Ohio Quality Income Municipal Fund, Inc.

                      EXHIBIT B TO ACCEPTANCE LETTER
                      ------------------------------

                        [Form of Request Letter]


                                   ____________________, 1993

FROM: All investment companies registered under the Investment Company Act of 1940, as amended, for which Nuveen Advisor Corp. acts as investment adviser and whose registration statements relating to shares of Money Market Cumulative Preferred Stock or Municipal Auction Rate Cumulative Preferred Stock or Shares have been declared effective by the Securities and Exchange Commission on or prior to the date hereof.

TO:      Nuveen Advisory Corp.
         Bankers Trust Company

Ladies and Gentlemen:

         Reference is made to (a) the respective Broker-Dealer Agreements, previously executed by the Funds (as hereinafter defined) listed on Exhibit A hereto, various Broker-Dealers and Bankers Trust Company (the "Broker-Dealer Agreements"); (b) the respective Auction Agency Agreements previously executed by the Funds listed on Exhibit A hereto and Bankers Trust Company (the "Auction Agency Agreements"); (c) the Nuveen Broker-Dealer Agreement -- Basic Terms for Acting as a Broker-Dealer dated December 14, 1993, receipt of which is hereby acknowledged by you (the "Broker-Dealer Basic Terms"); and (d) the Nuveen Auction Agency Agreement -- Basic Terms for Acting as Auction Agent dated November 1, 1993, receipt of which is hereby acknowledged by you (the "Auction Agency Basic Terms"). For purposes of this letter ("Request Letter"), (a) "Fund" shall mean any closed-end investment company registered under the Investment Company Act of 1940, as amended, for which Nuveen Advisory Corp. acts as investment adviser; (b) except as otherwise provided below, the terms of each Broker-Dealer Agreement shall be incorporated herein by reference, and each Broker-Dealer listed on Exhibit B hereto shall be considered BD for all purposes thereof, as if such Broker-Dealer were the Broker-Dealer signatory thereto in the place of the actual Broker-Dealer signatory thereto; (c) the Broker-Dealer Basic Terms are incorporated herein by reference, each Broker-Dealer listed on Exhibit B hereto shall be considered BD for all purposes thereof, Bankers Trust Company shall be considered the Auction Agent for all purposes thereof, and each Fund referred to on Exhibit C hereto shall be considered a Fund for all purposes thereof; (d) except as otherwise provided below, the terms of each Auction Agency Agreement shall be incorporated herein by reference, and each Broker-Dealer listed on Exhibit B shall be considered a Broker-Dealer for all purposes thereof; and (e) the Auction Agency Basic Terms are incorporated herein by reference, Bankers Trust Company shall be considered the

Auction Agent for all purposes thereof, and each Fund referred to on Exhibit C hereto shall be considered a Fund for all purposes thereof.

          We hereby appoint the Broker-Dealers listed on Exhibit B hereto as Broker-Dealers for the Money Market Cumulative Preferred Stock ("MMP") or Municipal Auction Rate Cumulative Preferred Stock or Shares ("MPS" or "MuniPreferred") of each series of each Fund listed on Exhibit A hereto or referred to on Exhibit C hereto. Each such Broker-Dealer will act as BD in respect of such series in accordance with (1) the terms of the Broker-Dealer Agreement relating to such Fund, in the case of any Fund listed on Exhibit A hereto, except as otherwise set forth in an Acceptance Letter relating to such Broker-Dealer from Nuveen Advisory Corp. to such Broker-Dealer or (2) the Broker-Dealer Basic Terms, in the case of any Fund referred to on Exhibit C hereto; provided, however, that for purposes of any such Broker-Dealer Agreement or the Broker-Dealer Basic Terms, and notwithstanding any provision of any Broker-Dealer Agreement to the contrary, Bankers Trust Company's address, telecopy number and telephone number for communications pursuant to such Broker-Dealer Agreement or the Broker-Dealer Basic Terms shall be as follows:


            -------------------------------------

            -------------------------------------

            -------------------------------------

            -------------------------------------


         Bankers Trust Company agrees to act as Auction Agent with respect to shares of each series of MMP, MPS or MuniPreferred of each Fund listed on Exhibit A or referred to on Exhibit C hereto in accordance with (1) the terms of the Auction Agency Agreement relating to the MMP, MPS or MuniPreferred of such Fund, in the case of any Fund listed on Exhibit A hereto or (2) the Auction Agency Basic Terms, in the case of any Fund referred to on Exhibit C hereto; provided, however, that Section 2.2(c)(i) of each Auction Agency Agreement shall be amended to read as follows:

         (c)(i) The Auction Agent shall maintain a registry of the beneficial owners of the shares of MMP, MPS or MuniPreferred who shall constitute Existing Holders of shares of MMP, MPS or MuniPreferred for purposes of Auctions and shall indicate thereon the identity of the respective Broker-Dealer of each Existing Holder, if any, on whose behalf such Broker-Dealer submitted the most recent Order in any Auction which resulted in such Existing Holder continuing to hold or purchasing shares of MMP, MPS or MuniPreferred. The Auction Agent shall keep such registry current and accurate. The Fund shall provide or cause to be provided to the Auction Agent at or prior to the Date of Original Issue of the shares of MMP, MPS or MuniPreferred a list of the initial Existing Holders of the shares of MMP, MPS or MuniPreferred, the number of shares purchased by each such Existing Holder and the respective Broker-Dealer of each such

     Existing Holder or the affiliate thereof through which each such Existing Holder purchased such shares. The Auction Agent shall advise the Fund in writing whenever the number of Existing Holders is 500 or more. The Auction Agent may rely upon, as conclusive evidence of the identities of the Existing Holders of shares of MMP, MPS or MuniPreferred (A) such list, (B) the results of Auctions, (C) notices from any Existing Holder, the Agent Member of any Existing Holder or the Broker-Dealer of any Existing Holder as described in the first sentence of Section 2.2(c)(iii) hereof and (D) the results of any procedures approved by the Fund that have been devised for the purpose of determining the identities of Existing Holders in situations where shares of MMP, MPS or MuniPreferred may have been transferred without compliance with any restrictions on the transfer thereof set forth in the Auction Procedures.

         This Request Letter shall be deemed to form part of each Auction Agency Agreement and the Auction Agency Basic Terms.

         Capitalized terms not defined in this Request Letter shall have the meanings ascribed to them in the relevant Broker-Dealer Agreement, Broker-Dealer Basic Terms, Auction Agency Agreement or Auction Agency Basic Terms, as the case may be.

         If the foregoing terms are acceptable to you, please so indicate in the space provided below. This Request Letter may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                               All investment companies registered under the Investment Company Act of 1940, as amended, for which Nuveen Advisory Corp. acts as investment adviser and whose registration statements relating to shares of Money Market Cumulative Preferred Stock or Municipal Auction Rate Cumulative Preferred Stock or Shares have been declared effective by the Securities and Exchange Commission on or prior to the date hereof.

                               By:
                                  ------------------------------------------
                                  Name:  H. William Stabenow
                                  Title: Vice President and
                                         Treasurer of each Fund

Accepted and Agreed to as of
the date first written above:

NUVEEN ADVISORY CORP.          BANKERS TRUST COMPANY

By                             By:
   -------------------------      ------------------------------------------
   Name: H. William Stabenow      Name:  Sandra Becker Whalen
   Title: Vice President and      Title:  Assistant Treasurer
     Treasurer

cc:   [Broker-Dealers]

                          EXHIBIT A TO REQUEST LETTER
                          ---------------------------

Nuveen Performance Plus Municipal Fund, Inc.
Nuveen Municipal Advantage Fund, Inc.
Nuveen Investment Quality Municipal Fund, Inc.
Nuveen Insured Quality Municipal Fund, Inc.
Nuveen Select Quality Municipal Fund, Inc.
Nuveen Quality Income Municipal Fund, Inc.
Nuveen Insured Municipal opportunity Fund, Inc.
Nuveen California Performance Plus Municipal Fund, Inc.
Nuveen California Municipal Market Opportunity Fund, Inc.
Nuveen California Investment Quality Municipal Fund, Inc.
Nuveen California Select Quality Municipal Fund, Inc.
Nuveen California Quality Income Municipal Fund, Inc.
Nuveen Florida Investment Quality Municipal Fund
Nuveen Florida Quality Income Municipal Fund
Nuveen Michigan Quality Income Municipal Fund, Inc.
Nuveen New Jersey Quality Income Municipal Fund, Inc.
Nuveen New York Performance Plus Municipal Fund, Inc.
Nuveen New York Municipal Market Opportunity Fund, Inc.
Nuveen New York Investment Quality Municipal Fund, Inc.
Nuveen New York Select Quality Municipal Fund, Inc.
Nuveen New York Quality Income Municipal Fund, Inc.
Nuveen Ohio Quality Income Municipal Fund, Inc.

                         EXHIBIT B TO REQUEST LETTER
                         ---------------------------

                           [LIST OF BROKER-DEALERS]

                          EXHIBIT C TO REQUEST LETTER
                          ---------------------------

         Each Fund not listed on Exhibit A whose registration statement relating to shares of MMP, MPS or MuniPreferred has been declared effective by the Securities and Exchange Commission on or prior to the date of the Request Letter to which this Exhibit C is attached.

                        EXHIBIT C TO ACCEPTANCE LETTER
                        ------------------------------

                           [Form of Request Letter]

                             [Name(s) of Fund(s)]

                             ______________, 1993

Ladies and Gentlemen:

          Reference is made to (a) the Nuveen Broker-Dealer Agreement -- Basic Terms for Acting as a Broker-Dealer dated December 14, 1993, receipt of which is hereby acknowledged by you (the "Broker-Dealer Basic Terms") and (b) the Nuveen Auction Agency Agreement -- Basic Terms for Acting as Auction Agent dated November 1, 1993, receipt of which is hereby acknowledged by you (the "Auction Agency Basic Terms"). For purposes of this letter ("Request Letter"), (a) "Fund" shall mean each undersigned closed-end investment company registered under the Investment Company Act of 1940, as amended, for which Nuveen Advisory Corp. acts as investment adviser; (b) the Broker-Dealer Basic Terms are incorporated herein by reference, each Broker-Dealer listed on Exhibit A hereto shall be considered BD for all purposes thereof, Bankers Trust Company shall be considered the Auction Agent for all purposes thereof, and each Fund shall be considered a Fund for all purposes thereof; and (c) the Auction Agency Basic Terms are incorporated herein by reference, Bankers Trust Company shall be considered the Auction Agent for all purposes thereof, and each Fund shall be considered a Fund for all purposes thereof.

          Each Fund hereby appoints the Broker-Dealers listed on Exhibit A hereto as Broker-Dealers for each series of Money Market Cumulative Preferred Stock ("MMP") or Municipal Auction Rate Cumulative Preferred Stock or Shares ("MPS" or "MuniPreferred") of such Fund. Each such Broker-Dealer will act as BD in respect of each such series in accordance with the Broker-Dealer Basic Terms; provided, however, that for purposes of the Broker-Dealer Basic Terms, Bankers Trust Company's address, telecopy number and telephone number for communications pursuant to the Broker-Dealer Basic Terms shall be as follows:


            -------------------------------------

            -------------------------------------

            -------------------------------------

            -------------------------------------

            -------------------------------------

            -------------------------------------

          Bankers Trust Company agrees to act as Auction Agent with respect to shares of each series of MMP, MPS or MuniPreferred of each Fund in accordance with the Auction Agency Basic Terms.

          This Request Letter shall be deemed to form part of the Auction Agency Basic Terms.

          Capitalized terms not defined in this Request Letter shall have the meanings ascribed to them in the Broker-Dealer Basic Terms or Auction Agency Basic Terms, as the case may be.

          If the foregoing terms are acceptable to you, please so indicate in the space provided below. This Request Letter may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.


                                 [NAME(S) OF FUND(S)]

                                 By:
                                    -------------------------------
                                    Name: H. William Stabenow
                                    Title:  Vice President and
                                            Treasurer of each Fund

Accepted and Agreed to as of
the date first written above:

NUVEEN ADVISORY CORP.            BANKERS TRUST COMPANY

By:                              By:
   --------------------------       -------------------------------
    Name: H. William Stabenow      Name:  Sandra Becker Whalen
    Title: Vice President and      Title:  Assistant Treasurer
            Treasurer

CC:  [Broker-Dealers listed on Exhibit A]

                          EXHIBIT A TO REQUEST LETTER
                          ---------------------------

                           [LIST OF BROKER-DEALERS]